SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

TIFF INVESTMENT PROGRAM, INC.
(Name of Registrant as Specified in Its Charter/Declaration of Trust)

_____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: ____________________________________
	(2)	Aggregate number of securities to which transaction applies: ___________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________

	(4)	Proposed maximum aggregate value of transaction: ___________________________________________
	(5)	Total fee paid: _______________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: _______________________________________________________________
	(2)	Form, Schedule or Registration Statement No.: _______________________________________________
	(3)	Filing Party: _________________________________________________________________________
	(4)	Date Filed: __________________________________________________________________________

Subject: TIFF Multi-Asset Fund Proxy Statement

Dear TIFF Multi-Asset Fund Member:

On March 28, we sent a memorandum and Prospectus Supplement to the key contact on your account regarding a proposal to increase the fees that the TIFF Multi-Asset Fund (MAF) pays to the fund’s advisor, TIFF Advisory Services, Inc.  The supplement was necessarily limited in the information it provided about the rationale and objectives of the proposal.  A proxy statement, which provides additional details on the proposal, is now available on TIFF’s mutual fund website at the following link https://wwws.tiff.org/TAS/reports/proxy/MAFProxyStatement.pdf.  A hard copy of the proxy statement and member-specific proxy cards were mailed on April 19 to the key contact on your account so that your organization can vote on the proposal.

We encourage all trustees and staff members of your organization to review the proxy statement.  Each member organization as of the record date is entitled to vote using the member-specific proxy card furnished to key contacts.  Completed proxy cards should be mailed to TIFF Member Services in the self-addressed stamped envelope provided to key contacts or faxed to TIFF Member Services at 610-684-8210.  We are asking that proxy cards be returned to TIFF as early as possible, but no later than 12:00 noon on May 23, so all votes can be recorded prior to the shareholder meeting.

If you have questions regarding the proxy statement or need any additional information, or if you require an additional copy of the proxy statement or your organization’s proxy card, please contact TIFF Member Services at 610-684-8200 or at memberservices@tiff.org.

Thank you for your attention to this important matter and for your continued support.

Member Services
The Investment Fund for Foundations
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA 19428
610-684-8200 (phone)
610-684-8210 (fax)
memberservices@tiff.org
www.tiff.org

Mutual fund investing involves risk. Principal loss is possible.
Quasar Distributors, LLC, distributor.